Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
Digital Realty Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Secondary Offering by the Selling Securityholders

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share, offered by the Selling Securityholders	Rule 457(c)	6,700,000 (1)(2)	$137.93 (3)	$924,131,000.00	$0.00015310	$141,484.46

	Total Offering Amounts					$924,131,000.00	$0.00015310	$141,484.46

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$141,484.46

(1)
Pursuant to Rule 416 under the Securities Act, such number of shares of common stock reg
i
stered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Represents shares of common stock of the registrant issuable upon exchange of the registrant’s 1.875% exchangeable senior notes due 2029.
(3)
The proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of our common stock on the New York Stock Exchange on April 4, 2025.